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                           Pell, Rudman & Co., Inc.
                         Rothschild/Pell Rudman, Inc.
                        Pell Rudman Trust Company, N.A.
                  Pell Rudman Trust Company (Atlantic), N.A.
                      Sovereign Financial Services, Inc.

                          CODE OF ETHICS and CONDUCT
                          --------------------------

PREAMBLE
--------

     Federal and state securities laws govern the conduct of investment advisers
- particularly those with investment company clients - and persons with certain relationships to investment advisers, including certain employees. These laws impose specific record keeping requirements and prohibit certain conduct. Advisers to investment companies are required to adopt a code of ethics pursuant to SEC Rule 17j-1 under the Investment Company Act of 1940. Section 17(j) (see
Exhibit 1) authorizes the SEC to adopt rules and regulations to prevent fraudulent, deceptive or manipulative acts, practices or courses of business in the operation of investment companies and their affiliates, including the power to require the adoption of codes of ethics to prevent such practices. Rule 17j-1 (see Exhibit 2) under that Section contains general antifraud provisions applicable to persons and entities affiliated with investment companies, which include investment advisers, ("covered persons") and requires all investment companies, their investment advisers and their principal underwriters to develop Codes of Ethics governing purchases or sales by insiders of the same securities held or to be acquired by the investment company.

     Federal and state securities laws also prohibit anyone from engaging in insider trading and other fraudulent acts and practices. The SEC may adopt any rules and regulations, which they deem necessary to prevent misuse of material, nonpublic information by an investment adviser. Federal law requires all investment advisers to adopt and enforce written procedures designed to prevent insider trading by the investment adviser or any person associated with the investment adviser. Similar positions adopted by the Comptroller of the Currency apply to our two National Bank Trust Companies.

     Because of the nature of the business of this organization, including the registered advisers and the two national banks (hereinafter referred to as the "Firm"), its employees may be exposed to information which constitutes inside information, the use of which for the financial benefit of the employees, their "tippees" or clients is proscribed by federal law.

     In addition to the responsibilities imposed by these specific securities laws, the Firm has a fiduciary duty to clients which requires each employee to act solely for the benefit of the clients. Employees also have a duty to act in the best interests of the Firm. Finally, it is in the best interests of the Firm as a professional advisory organization to avoid potential conflicts of interest, or even the appearance of such conflicts, in the conduct of our officers and employees.
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     As a result of these aspects of the Firm's business, this Code of Ethics and Conduct (hereinafter referred to as the "Code") has been adopted by the Firm and will be reviewed annually. Our goal is to impose as few restrictions as possible on you consistent with protecting you, the Firm, and our clients from the damage that could result from a violation of securities or other laws or from situations involving real or apparent conflicts of interest. While it is impossible to define all situations which might pose a risk of securities laws violations or create conflicts, this Code is designed to address those circumstances where such concerns are most likely to arise. By complying with the guidelines below, the Firm's employees can minimize their and the Firm's potential exposure from violations of laws governing securities transactions and fiduciary relationships.

     Failure to comply with the provisions of this Code is a ground for disciplinary action, including discharge, by the Firm. Adherence to the Code is considered a basic condition of employment by the Firm. If you have any doubt as to the propriety of any activity, you should consult with the person charged with the administration of this Code, who is identified in an attachment to this Code (and is referred to hereinafter as the "Compliance Officer").

     Please acknowledge that you have read and agree to be bound by the Code by signing the acknowledgment attached to the Code and returning it to the Compliance Officer.

     This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 ("the Act") to effectuate the purposes and objectives of that Rule. The Rule makes it unlawful for certain persons, including any officer or director of a registered investment company (a "Fund") or of an investment adviser to a Fund in connection with the purchase or sale by such person of a security held or to be acquired by the Fund1:

     (1) To employ a device, scheme or artifice to defraud the Fund or any client of the Fund;

     (2) To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

     (3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund; or


_________________

     1 A security is deemed to be "held or to be acquired" if within the most recent fifteen (15) days it (i) is or has been held by the Fund, or
          (ii) is being or has been considered by the Fund, or its investment adviser, for purchase by the Fund.

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     (4)  To engage in a manipulative practice with respect to the Fund.

     The Rule also requires that the Fund (and any investment adviser of such Fund) adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and use reasonable diligence and institute procedures reasonably necessary, to prevent violations of the Code.

     This Code is adopted by the Firm in compliance with the Rule. This Code shall apply to all of the Firm's activities, including, without limitation, its activities relating to its role as investment adviser to any Fund. This Code is based upon the principle that the employees of the Firm owe a fiduciary duty to, among others, the shareholders of a Fund and the clients of the Firm to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders of a Fund and clients, (ii) taking inappropriate advantage of their position with the Firm, including the Firm's status as investment adviser to a Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

     Portfolios of the UAM Funds, Inc., UAM Funds, Inc. II and UAM Trust, Inc. (collectively, the "UAM Portfolios") are managed by investment advisers that are subsidiaries of or organizations otherwise affiliated with United Asset Management Corporation (the "Management Companies"). Under the organizational structure of the Management Companies, the entities maintain separate offices, independent operations and autonomy when making investment decisions. In view of these circumstances, advisory personnel of the Management Companies who are defined as "access persons" under the 1940 Act, under normal circumstances would have no knowledge of proposed securities transactions, pending "buy" or "sell" orders in a security, or the execution or withdrawal of an order for any other UAM Portfolio for which a different Management Company serves as investment adviser. To restrict the flow of investment information related to the UAM Portfolios, the access persons at a Management Company are prohibited from disclosing pending "buy" or "sell" orders for a UAM Portfolio to any employees of any other Management Company until the order is executed or withdrawn. The Management Companies shall implement procedures designed to achieve employee awareness of this prohibition.

A.   DEFINITIONS
     -----------

     (1)  "Affiliated company" means a company which is an affiliated person.

     (2) "Affiliated person" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities or such other person; (b) any person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if

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          such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

     (3) A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made and communicated, which includes when a Fund or the Firm has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

     (4) "Beneficial ownership" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

     (5) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

     (6) "Disinterested director" means a director who is not: an affiliated person (as defined above) of a Fund; a member of the immediate family of any natural person who is an affiliated person of a Fund; an interested person (as defined below) of a Fund, any investment adviser of a Fund or any principal underwriter for a Fund.

     (7)  "Interested Person" of another person means -

          (a)  when used with respect to an investment company -

               (i)   any affiliated person of such company,

               (ii) any member of the immediate family of any natural person who is an affiliated person of such company,

               (iii) any interested person of any investment adviser of or principal underwriter for such company,

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               (iv)  any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

               (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer, and

               (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company:

     Provided, That no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities or his being a member of the board of directors or advisory board of the investment adviser of an investment company or an owner of the securities of such investment adviser, or
(bb) his membership in the immediate family of any person specified in clause
(aa) of this proviso.

     (8)  "Person" means a natural person or company.

     (9) "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certification or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

     (10) "Security" shall not include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (mutual funds).

B.   PROHIBITED TRANSACTIONS
     -----------------------

     (a) No employee or director shall engage in any act, practice or course of conduct which would violate the provision of Rule 17j-1 set forth on
          Exhibit 2.

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     (b)  No employee or director shall:

          (i) purchase or sell, directly or indirectly, any security in which he has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual
                                                                     ------
               knowledge at the time of such purchase or sale:
               ---------

          (A) is being considered for purchase or sale by the Firm, or any Fund for which the Firm acts as investment adviser; or

          (B) is being purchased or sold by any portfolio or common trust fund of the Firm, or any Fund for which the Firm acts as investment adviser; or

          (ii) disclose to other persons the securities activities engaged in or contemplated by or for the Firm, or any Fund for which the Firm acts as investment adviser.

     (c) In addition, no employee or director shall buy or sell a security within seven (7) calendar days before and within two (2) calendar days after the Firm, or any Fund for which the Firm acts as investment adviser. With respect to Firm trades relating to other than a Fund for which the Firm acts as investment adviser, the seven (7) and two (2) calendar day restrictions shall relate to fully discretionary and directed account Firm business. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate Fund and/or portfolio or common trust fund of the Firm.

     (d)  No employee shall:

          (i) accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Firm, or any Fund for which the Firm acts as investment adviser. For the purpose of this Code de minimis shall be considered to be the annual receipt of gifts from the same source valued at $500 or less per individual recipient, when the gifts are in relation to the conduct of the Firm's business;

          (ii) acquire securities, other than fixed income securities, in an initial public offering, without prior submission of an IPO pre-approval from and the prior approval of the Compliance Officer or other officer designated by the board of directors of the Firm. Approval for such purchase will be denied if it is believed that the employee is in any way profiting from his position with the Firm, including both business and client relationships. Participation in IPO investments is specifically prohibited where the offer to participate is made by a client, prospect, referral source, service provider, or product supplier to the Firm. Participation is IPOs will be permitted when the offer to participate comes through family and friends

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                of the employee and is unrelated to the business of the Firm, or when the opportunity to participate is offered to a group of shareholders or brokerage clients merely because they are shareholders of the offering firm or clients to the brokerage involved. Provided however, that IPO participation on the basis of having a brokerage account with the underwriter is prohibited if the Firm has done business with the brokerage firm in the past 12 months. Any person authorized to purchase securities in an IPO shall disclose that investment when they play a part in the Firm's subsequent consideration of an investment in the issuer. In such circumstances, the Firm's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer;

          (iii) purchase any securities in a private placement, without prior approval of the Compliance Officer or other officer designated by the Board of Directors of the Firm. Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in the Firm's subsequent consideration of an investment in the issuer. In such circumstances, the Firm's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer;

          (iv) Profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate portfolio and/or common trust fund of the Firm or a Fund for which the Firm acts as investment adviser.


          Exceptions: The Compliance Officer of the Firm may allow exceptions to this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as frontrunning or conflicts of interest, are not present and the equity of the situation strongly
                                       ---
          supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger [See
          (S)C below]. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and frontrunning transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by the Firm, its clients or a Fund for which the Firm acts as investment adviser. The Firm shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The granting of an exception to this prohibition shall be permissible if the securities involved in the transaction are not: (i) being considered for purchase or sale by the Firm, including a Fund for which the Firm acts as investment advisor, or (ii) being purchased or sold by the Firm, including a Fund for which the Firm acts as investment adviser, and, are not economically

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          related to such securities.  Exceptions granted under this provision are conditioned upon receipt by a duly authorized officer of the Firm of a report (Exhibit D) of the transaction and certification by the respective employee that the transaction is in compliance with this Code of Ethics (see Exhibit D).

          (v) serve on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm, any Fund for which the Firm acts as investment adviser and the Firm's clients. Authorization of board service shall be subject to the implementation by the Firm of "Chinese Wall" or other procedures to isolate such employee from the investment personnel making decisions about trading in that company's securities. Notification of such directorships shall be made to the Compliance officer of the Funds.

C.   EXEMPTED TRANSACTIONS
     ---------------------

     The prohibitions of Section B shall not apply to:

          (1) purchases or sales effected in any account over which the employee has no direct or indirect influence or control;

          (2) purchases or sales which are non-volitional on the part of either the employee or the Firm;

          (3) purchases which are part of an automatic dividend reinvestment plan;

          (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to
                      --------
               the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          (5) purchases or sales of securities which are not eligible for purchase by the Firm, including a Fund for which the Firm acts as investment adviser, and which are not related economically to securities purchased, sold or held by the Firm, including a Fund for which the Firm acts as investment adviser;

          (6) transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Firm or its clients, including a Fund for which the Firm acts as investment adviser, and which are otherwise in accordance with Rule 17j-1. For example, such transactions would normally include purchases or sales of:

               (a) securities of companies with a market capitalization in excess of $1 billion;

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               (b)  up to $25,000 principal amount of a fixed income security or
                    100 shares of an equity security within any three-consecutive month period (all trades within a three-consecutive month period shall be integrated to determine the availability of this exemption);

               (c) any amount of securities if the proposed acquisition or disposition by the Firm, including a Fund for which the Firm acts as investment adviser, is in the amount of 1,000 or less shares and the security is listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

D.   COMPLIANCE PROCEDURES
     ---------------------

     (1)  Pre-clearance
          -------------

          All employees shall receive prior written approval (Exhibit E) from the Compliance Officer of the Firm, or other officer designated by the Board of Directors before purchasing or selling securities.

          Pre-clearance approval will expire at the close of business on the trading date two (2) business days after the date on which authorization is received. For example, pre-clearance received Friday at 9:00 a.m. would expire as of the close of business Monday. If the trade is not completed before such pre-clearance expires, the employee is required to again obtain pre-clearance for the trade. In addition, if an employee becomes aware of any additional information with respect to a transaction that was pre-cleared, such person is obligated to disclose such information to the appropriate compliance officer prior to executing the pre-cleared transaction.

          Procedures implemented herein to pre-clear the securities transactions of employees shall not apply to a director of the Firm who is not an "interested person" of a Fund for which the Firm acts as investment adviser, as defined in this Code, except where such director knew or, in the ordinary course of fulfilling his official duties as a director, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director, such security is or was purchased or sold by the Firm, including a Fund for which the Firm acts as investment adviser, or such purchase or sale by the Firm, including a Fund for which the Firm acts as investment adviser, is or was considered by the Firm.

          Purchases or sales of securities which are not eligible for purchase or sale by the Firm, including a Fund for which the Firm acts as investment adviser, may be entitled to clearance automatically from the Compliance Officer. This provision may not relieve any employee from compliance with pre-clearance procedures.

     (2)  Disclosure of Personal Holdings
          -------------------------------

     All employees shall disclose to the compliance officer:

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     (a)  all personal securities holdings (including securities acquired before the person became an employee) within ten (10) days upon the later of commencement of employment or adoption of this Code of Ethics; and

     (b) The name of any broker, dealer or bank with whom the employee maintains an account in which any securities were held for the direct or indirect benefit of the employee must also be reported.

     Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions.

     The compliance officer of the Firm may, at its discretion, request employees to provide duplicate copies of confirmation of each disclosable transaction in the accounts and account statements.

     In addition to reporting securities holdings, every employee shall certify in their initial report that:

          (a) they have received, read and understand the Code of Ethics and recognize that they are subject thereto; and

          (b) they have no knowledge of the existence of any personal conflict of interest relationship, which may involve a Fund or Portfolio, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or a Portfolio.

     This initial report shall be made on the form attached as Initial Report of Employee (Exhibit A) and shall be delivered to the compliance officer of the Firm.

     (3)  Quarterly Reporting Requirements
          --------------------------------

     All employees shall disclose to the Firm's compliance officer all personal securities transactions conducted during the period as of the calendar quarter ended within ten (10) days after quarter end. Transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions.

     Every employee shall disclose quarterly the:

          (a) date of the transaction, title of the security, interest rate and maturity date (if applicable), trade date, number of shares, and principal amount of each security involved;

          (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

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          (c)  the name of the broker, dealer or bank with or through whom the transaction was effected; and

          (d)  the date the report is submitted to the compliance officer.

     In addition, with respect to any account established by an employee in which any securities were held during the quarter for the direct or indirect benefit of employee, the employee must provide:

          (a) the name of the broker, dealer or bank with whom the employee established the account;

          (b)  the date the account was established;  and

          (c)  the date the report is submitted by the employee.

     This quarterly report shall be made on the form attached as Securities Transactions for the Calendar Quarter Ended (Exhibit C) and shall be delivered to the compliance officer of the Firm. In lieu of manually filling out all of the information required by the form, employees may attach confirms and/or account statements to a signed form.

     (4)  Annual Certification of Compliance with Code of Ethics
          ------------------------------------------------------

     All employees shall disclose to the compliance officer of the Firm all personal securities holdings as of the calendar year ended within thirty
     (30) days after year-end. Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable holdings.

     In addition to reporting securities holdings, every employee shall certify annually that:

          (a) they have read and understand the Code of Ethics and recognize that they are subject thereto;

          (b) they have complied with the requirements of the Code of Ethics; and that they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics;

          (c) they have not disclosed pending "buy" or "sell" orders for a Portfolio or Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order; and

          (d) they have no knowledge of the existence of any personal conflict of interest relationship, which may involve any Portfolio or Fund, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio.

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     This annual report shall be made on the form attached as Annual Report of
     Employees (Exhibit B) and shall be delivered to the compliance officer of the Firm.

     (5)  Reports of 'Interested Persons'
          -------------------------------

     Procedures implemented herein to report the securities transactions of employees shall not apply to a non-interested Director of the Firm, except where such Director knew or, in the ordinary course of fulfilling his official duties as a Director of the Firm, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the Director, such security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund. However, such non-interested Directors should still complete and submit an annual report to the Firm's compliance officer.

     (6)  Reports to Compliance Officer
          -----------------------------

     The compliance officer of the Firm shall provide, by the twelfth (12) day after each quarter end, certification to the compliance officer of a Fund that, as of the prior quarter end:

          (a) the compliance officer of the Firm has collected all documentation required by the Code of Ethics and Rule 17j-1 and is retaining such documentation on behalf of the Fund;

          (b) there have been no violations to the Fund's Code of Ethics and, if there have been violations to the Fund's Code of Ethics, the violation has been documented and reported to the Fund's compliance officer; and

          (c) the Firm has appointed appropriate management or compliance personnel, such as the compliance officer, to review transactions and reports filed by employees under the Code of Ethics, and adopted procedures reasonably necessary to prevent employees from violating the Firm's Code of Ethics.

     Each quarter the compliance officer of the Firm shall also provide to the compliance officer of each Fund a list of employees who are subject to the Fund's Code of Ethics and the name of the compliance officer of the Firm responsible for preclearing and reviewing personal securities transactions.

     The compliance officer of the Firm shall provide such information, including, but not limited to, initial, quarterly and annual reports for all employees, preclearance reports and approval for short term transactions, IPO and private placement securities, as is requested by the Fund's compliance officer.

     (7)  General Reporting Requirements
          ------------------------------

     The compliance officer of the Firm shall notify each employee that he or she is subject to this Code of Ethics and the reporting requirements contained herein, and shall deliver a copy of this Code of Ethics to each such person when they become an employee, or upon request.

     Reports submitted pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and Directors of the Firm and each Fund, counsel and/or regulatory authorities upon appropriate request.

     (8)  Conflict of Interest
          --------------------

          Every employee and director shall notify the Compliance Officer of any personal conflict of interest relationship which may involve the Firm, including a Fund for which the Firm acts as investment adviser, such as the existence of any economic relationship between their transactions and securities held or to be acquired by the Firm, including a Fund for which the Firm acts as investment adviser. Such notification shall occur in the pre-clearance process.

E.   USE of INSIDE INFORMATION
     -------------------------

     1.   Policy Statement on Use of Inside Information
          ---------------------------------------------

          No officer, director or employee of the Firm shall make use of material nonpublic ("inside") information/2/ concerning any publicly-held company, nor shall any employee of the Firm disclose any such inside information to other persons, including clients of the Firm or any mutual funds managed by the Firm, if such use or disclosure would violate the Securities Act of 1934, as amended, or the rules or regulations promulgated thereunder (together, the "'34 Act."). (As used in this Section E, the word "employee" includes the Firm's officers and directors). Every employee of the Firm shall keep confidential any information communicated to such employee with the understanding that it shall be kept confidential, including all information related to security recommendations and investment decisions being made by the Firm. No employee of the Firm shall in violation of the '34 Act direct trades in securities for accounts of investment advisory clients as to which the firm has discretionary authority, or a Fund for which the Firm acts as investment adviser, while the Firm is in possession of inside information. Such use, disclosure or trades may subject both the employee and the Firm to substantial legal penalties under the '34 Act.

__________
     2

     That is, information which has not been disclosed generally to the market place, the disclosure of which is likely to affect the market value of the securities in question or is likely to be considered important by reasonable investors.

          No employee of the Firm shall make unlawful use of inside information concerning the Firm's parent company, United Asset Management Corporation ("UAM"), which is a publicly held company.

     2.   Procedures for Avoiding Insider Trading.
          ----------------------------------------

          An employee who comes to possess or believes that he or she may have come to possess inside information concerning any publicly-held company the securities of which the employee or the Firm, including in its capacity as an investment adviser to a Fund, is considering trading shall confer about such information with the Compliance Officer, who shall determine whether use of such information would violate the '34 Act/3/. While the Compliance Officer is deliberating, the employee shall not trade the securities in question on behalf of the employee or anyone else, including clients of the Firm, nor shall the employee communicate the information to others. If the Compliance Officer determines that use of the information would be unlawful, such Officer shall notify all employees of the Firm that they are prohibited from disclosing to other persons ("tippees") inside information about the issuer in question and from trading in the securities in question in "personal securities transactions" or for the accounts of clients or a Fund for which the Firm acts as investment adviser (notwithstanding the inclusion of such securities on any "recommended to buy" or "recommended to sell" lists compiled by the Firm) until further notice, and shall take appropriate measures to maintain the confidentiality of the information, for example by placing any written materials containing the inside information in a confidential file under the Compliance Officer's control.

          Following receipt of the notice prohibiting certain trades and until receipt of further notice from the Compliance Officer, every employee shall refrain from disclosing such information to tippees and from trading the securities in question in "personal securities transactions" or for the accounts of clients or an applicable fund.

     Federal laws do not explicitly define what constitutes unlawful use of inside information. Many cases have been decided under these laws, however, and a summary of their rulings is attached to this Code as Exhibit
     3. Employees should review the attachment whenever they receive what may be inside information, and they should confer with the Compliance Officer before trading securities while in the possession of such information.


__________

     3 From time to time, an employee of the Firm may be elected to the Board of Directors of UAM and may as a UAM director obtain inside information respecting UAM. Such a person shall maintain that information in strict confidence and shall not be required to confer with the Compliance Officer about such information, nor shall the Compliance Officer's notice be required hereunder due to the existence of such information.

     F.   OTHER CONFLICTS OF INTEREST
          ---------------------------

          As mentioned above, employees should not seek, accept or offer any gifts or favors of material value or any preferential treatment in dealings with any broker/dealer, portfolio company, financial institution or any other organization with whom we transact business. Occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes is not prohibited. However, for both the employee's protection and that of the Firm it is extremely important that even the appearance of a possible conflict of interest be avoided. Extreme caution is to be exercised in any instance in which business related travel and lodging are paid for other than by the Firm, and whenever possible prior approval should be sought from the Compliance Officer. Any question as to the propriety of such situations should be discussed with the Compliance Officer. A brief explanation of all extraordinary travel lodging and related meals and entertainment is to be reported in writing to the Compliance Officer.

          Employees should also be aware that areas in addition to personal securities transactions or gifts and sensitive payment may involve conflicts of interest. The following should be regarded as examples of situations involving real or potential conflicts rather than as a complete list of situations to avoid.

          . Information acquired in connection with employment by our organization may not be used in any way which might be contrary to or in competition with the interests of clients.

          . Information regarding actual or contemplated investment decisions, research priorities or client interests should not be disclosed to persons outside our organization.

          . All outside relationships such as directorships, trusteeships or memberships in investment organizations (e.g., an investment club), other than directorships or trusteeships of non-profit organizations which are not clients of the Firm, should be discussed with the Compliance Officer prior to acceptance of any such position.

          No employee shall advise clients to purchase, hold or sell UAM stock or other securities. No employee having discretionary authority over clients' funds shall exercise such discretion to invest such funds in UAM stock or other securities, although an employee may implement a Client's exercise of its own discretion to trade in UAM securities.

     G.   OTHER TRANSACTIONS
          ------------------

          No employee of the Firm shall participate on behalf of the Firm, or any client of the Firm, or on such employee's own behalf in any of the following transactions:

          (i)    Use of the Firm's funds for political purposes;

          (ii) Payment or receipt of bribes, kickbacks or other amounts with any understanding that part or all of such amount will be refunded or delivered to a third party in violation of any applicable law;

          (iii) Payment to government officials or employees other than in the ordinary course of business for legal purposes such as payment of taxes;

          (iv) Use of the funds or assets of the Firm or any subsidiary of the Firm for any other unlawful or improper purpose; and

          (v) Use of any device, scheme, artifice, or practice which operates or is intended to operate as a fraud or deceit upon the Firm or any client of the Firm, and in particular with respect to any security which has been held by or considered for purchase by the Firm, including a Fund for which the Firm acts as investment adviser, within the last 15 days.

          Whether a violation of any of these rules has occurred shall be determined by the Firm in the reasonable exercise of its judgment, whether or not any civil or criminal procedure has been instituted by any person.

     H.   BACKGROUND INFORMATION
          ----------------------

          The SEC registration form for investment advisers requires the reporting, under oath, of past disciplinary actions taken against all "advisory affiliates". The Investment Advisers Act requires similar disclosure to clients of the Firm. The term "advisory affiliate" includes directors and chief officers of an adviser; individuals who have the power to direct or cause the direction of the management or policies of a company; and all current employees except those performing only clerical, administrative, support or similar functions. Many advisory affiliates must also provide biographical information which must be reported to the SEC.

          All advisory affiliates of the Firm are required, as a condition of their employment, to provide full information to the Firm as to all relevant past disciplinary actions taken against them, and, if necessary, to provide full biographical information. If any of the information previously provided becomes inaccurate or needs to be updated to make it accurate, it shall be your obligation to bring this to the attention of the Compliance Officer.

          The Firm can provide you with questionnaires and forms covering the disclosures required by you, if necessary, for your review.

     I    PROTECTION OF THE FIRM'S BUSINESS
          ---------------------------------

          The Firm is a professional firm which offers investment advisory services to its clients. The most important assets of the Firm are the relationships that it enjoys with its clients and employees. The Firm has spent considerable time and money in building these relationships, and in developing and keeping confidential certain related information and trade secrets. These relationships and this information are the Firm's competitive advantage.

          In the course of their employment and professional development by the Firm, the employees of the Firm have been granted access to the Firm's clients and employees and related confidential information and trade secrets. In exchange, and in order to protect these relationships, the confidential information, the trade secrets and its goodwill, the Firm requires that each of its employees agree to the following provisions. By signing the acknowledgment form attached to this Code of Ethics, each employee agrees to the following provisions.

          Ownership Of The Business
          -------------------------

               The Firm owns all rights to its current investment advisory business, and the Firm will own all rights to business developed by employees of the Firm during their employment with the Firm. This includes, without limitation, the Firm's investment advisory contacts and other business relationships, client and employee lists and information, pricing information, business and marketing plans, research, investment advisory and technical information, quantitative models and other analytic or forecasting tools and methods, investment profiles and particular needs and characteristics of clients, performance records, business opportunities, confidential information and trade secrets. By signing the acknowledgment form, each employee grants the Firm his or her rights in all such property developed by him or her during the course of employment with the Firm.

          Maintaining Confidentiality
          ---------------------------

               Except in performing services for the Firm, each employee agrees not to ever disclose to any person outside the Firm or to ever use for the benefit of any person other than the Firm, any trade secrets, intellectual property or other proprietary or confidential information of the Firm.

          Facilitating Transactions When an Employee Leaves the Firm
          ----------------------------------------------------------

               On any termination of employment with the Firm, each employee's resignation from any position he may hold as an officer or director of the Firm or any affiliate of the Firm, and from any other position which he may hold with any pooled investment vehicle advised by the Firm or any affiliate of the Firm, will become effective immediately. Upon termination of employment, the employee agrees to promptly deliver to the Firm all documents, files, books, computer disks or tapes, lists and any other property prepared by or on behalf of the Firm or purchased with Firm funds, and to refrain from making, retaining or distributing copies thereof.

          Remedies to the Firm
          --------------------

               Because of the nature of the harm that the Firm would suffer if an employee were to violate any of these agreements, a typical court award of monetary damages to the Firm would be insufficient. Therefore, if an employee violates any of these agreements, the Firm will also be entitled to obtain a court order, including a preliminary or permanent injunction, to enforce them. If an employee receives compensation as a result of violating any of these agreements, the Firm will also be entitled to that compensation.

     J.   REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS
          -------------------------------------------------

          The compliance officer of the Firm shall promptly report to the compliance officer of the Fund and the Board of Directors of the Firm all apparent violations of this Code of Ethics and the reporting requirements thereunder.

          When the compliance officer of the Firm finds that a transaction otherwise reportable to the Board of Directors pursuant to the Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he/she may, in his/her discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Directors. Such findings shall, however, be reported to the compliance officer of any respective Funds.

          The Board of Directors of the Firm or any Fund, or a Committee of Directors created by such Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

     K.  ANNUAL REPORTING TO THE BOARD OF DIRECTORS
         ------------------------------------------

     The compliance officer of the Firm shall prepare an annual report relating to this Code of Ethics to the Board of Directors of the Firm and the Funds. Such annual report shall:

     (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

     (b) identify any violations requiring significant remedial action during the past year;

     (c) identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

     (d) state that the Firm had adopted procedures reasonably necessary to prevent employees from violating the Code.

     L.   SANCTIONS
          ---------

  Upon discovering a violation of this Code, the Board of Directors of the Firm or a Fund may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

     M.  RETENTION OF RECORDS
         --------------------

  The Firm shall maintain the following records as required under Rule 17j-1:

     (a) a copy of any Code of Ethics in effect within the most recent five years;

     (b) a list of all persons required to make reports hereunder within the most recent five years and a list of all persons who were responsible for reviewing the reports, as shall be updated by the compliance officer of the Firm;

     (c) a copy of each report made by an employee hereunder and submitted to the Firm's compliance officer for a period of five years from the end of the fiscal year in which it was made;

     (d) each memorandum made by the compliance officer of the Firm hereunder, for a period of five years from the end of the fiscal year in which it was made;

     (e) a record of any violation hereof and any action taken as a result of such violation, for a period of five years following the end of the fiscal year in which the violation occurred; and

     (f) a copy of every report provided to the Firm's Board of Directors or a Fund's compliance officer which describes any issues arising under the Code of Ethics and certifies that the Firm has adopted procedures reasonably necessary to prevent employees from violating the Code of Ethics.

     Questions regarding interpretation of this Code or questions about its application to particular situations should be directed to the Compliance Officer.

                              Compliance Officers

          The firm has designated Lynn Trimby to serve as its Compliance Officer for Pell, Rudman & Co., Inc., Pell Rudman Trust Company, N.A., Pell Rudman Trust Company (Atlantic), N.A. and Sovereign Financial Services, Inc. and Andrew Nichols for Rothschild/Pell Rudman Inc. (and the above entities in the absence of Lynn Trimby) until further notice.



Originally Dated: September 8, 1998
(Revised June 16, 2000)


_____________________

                                   Exhibit 1

                         Section 17(j) of the 1940 Act

     (j) Rules and regulations prohibiting fraudulent, deceptive or manipulative courses of conduct

     It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company or any affiliated person of an investment advisor of or principal underwriter for a registered investment company, to engage in any act, practice, or course of business in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by such registered investment company in contravention of such rules and regulations as the Commission may adopt to define, and prescribe means reasonably necessary to prevent, such acts, practices, or courses of business as are fraudulent, deceptive or manipulative. Such rules and regulations may include requirements for the adoption of codes of ethics by registered investment companies and investment advisors of, and principal underwriters for, such investment companies establishing such standards as are reasonably necessary to prevent such acts, practices, or courses of business.

                                   Exhibit 2

                               Rule 17j-1 Revised

(S) 270.17j-1 Personal investment activities of investment company personnel.

     (a)  Definitions. For purposes of this section:

(1)  Access Person means:

          (i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

               (A) If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

               (B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

          (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

(2) Advisory Person of a Fund or of a Fund's investment adviser means:

          (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

          (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

(3) Control has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

(4) Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:

     (i)   Direct obligations of the Government of the United States;

     (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

     (iii) Shares issued by open-end Funds.

(5) Fund means an investment company registered under the Investment Company
Act.

(6) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

(7) Investment Personnel of a Fund or of a Fund's investment adviser means:

     (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

     (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(8) A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities Act of 1933.

(9) Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

(10) Security Held or to be Acquired by a Fund means:

     (i)  Any Covered Security which, within the most recent 15 days:

          (A) Is or has been held by the Fund; or

          (B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

     (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

          (b) Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

               (1) To employ any device, scheme or artifice to defraud the Fund;

               (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

               (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

               (4) To engage in any manipulative practice with respect to the Fund.

     (c) Code of Ethics.

          (1) Adoption and Approval of Code of Ethics.

          (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

          (ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Fund's, investment adviser's, or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

          (iii) If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph (c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

          (2) Administration of Code of Ethics.

          (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

          (ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

                    (A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

                    (B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

          (3) Exception for Principal Underwriters. The requirements of paragraphs (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

          (i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

          (ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

     (d) Reporting Requirements of Access Persons.

          (1) Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

          (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

                    (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

               (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               (C) The date that the report is submitted by the Access Person.

          (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

               (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                    (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                    (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (3) The price of the Covered Security at which the transaction was effected;

                    (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

                    (5) The date that the report is submitted by the Access Person.

               (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                    (1) The name of the broker, dealer or bank with whom the Access Person established the account;

                    (2) The date the account was established; and

                    (3) The date that the report is submitted by the Access Person.

          (iii) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

               (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

               (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

               (C) The date that the report is submitted by the Access Person.

          (2) Exceptions from Reporting Requirements.

               (i) A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

               (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make:

                    (A) An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph
                    (d)(1)(iii) of this section; and

                    (B) A quarterly transaction report under paragraph
                    (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

               (iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this section if:

                    (A) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

                    (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

               (iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under (S)(S) 275.204-2(a)(12) or 275.204-2(a)(13) of this chapter.

               (v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

     (3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

     (4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph
     (d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

     (5) Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under (S) 240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations there under. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

          (e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

          (f) Recordkeeping Requirements.

               (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

               (A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

               (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

               (C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

               (D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph
               (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

               (E) A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

               (2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

                                   Exhibit 3

                               Inside Information
                               ------------------


     The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an actual "insider" with respect to the issuer) or to communicate material nonpublic information to others. As of January, 1989, it is generally understood that the law prohibits:

     1) trading by an insider, while in possession of material nonpublic information, or

     2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

     3)   communicating material nonpublic information to others.

     The elements of insider trading and the penalties for such unlawful conduct are discussed below.

     1)   Who is an Insider?
          ------------------

          The concept of "insider" is broad. It includes officers and directors and may include other employees of an issuer of securities. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of an issuer's affairs and as a result is given access to information solely for the issuer's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. According to the Supreme Court, the issuer must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at lease imply such a duty before the outsider will be considered an insider.

     2)  What is Material Information?
         -----------------------------

          Trading while in possession of inside information is not a basis for liability unless the information is material. "Material" information generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information about an issuer that may be material includes, but is not limited to: dividend changes, earnings estimates, determinations of actual earnings, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments.

          Material information does not have to emanate from an issuer. For example, in what is known as the Carpenter case, decided in 1987, the
                                      --------
     Supreme Court considered as material certain information about the contents of a forthcoming column in the Wall Street Journal that was expected to
                                    -------------------
     affect the market price of securities. In that case, a reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports
                                           -------
     would be favorable or not.

     3.   What is Nonpublic Information?
          ------------------------------

               Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters
                                                           ---------  -------
     Economic Services, The Wall Street Journal or other publications of general
     -----------------  -----------------------
     circulation would be considered public.

     4.   Penalties for Insider Trading
          -----------------------------

               Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

               .    civil injunctions

               .    treble damages

               .    disgorgement of profits

               .    jail sentences

               . fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

               . fines for the employer or other controlling person of up to the greatest of $1,000,000 or three times the amount of the profit gained or loss avoided.

                                                                       Exhibit A

                            Pell Rudman & Co., Inc.
                          Rothschild/Pell Rudman, Inc.
                        Pell Rudman Trust Company, N.A.
                   Pell Rudman Trust Company (Atlantic), N.A.
                       Sovereign Financial Services, Inc.

                                 CODE OF ETHICS
                          INITIAL REPORT OF EMPLOYEES

1. I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for the entities listed above (the "Firm"); (ii) I have read and understand the Code; (iii) and I recognize that I am subject to the Code as an "employee" of the Firm.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or a Fund or Portfolio.

3. As of the date below I had a direct or indirect beneficial ownership in the following securities. You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds). Please check this box if an addendum is attached listing additional securities [_]

 ====================================================================================================
      SECURITY           NO. OF      PRICE      PRINCIPAL         TYPE OF        BROKER, DEALER OR
  (include interest      SHARES    PER SHARE      AMOUNT         PURCHASE        BANK THROUGH WHOM
 rate and maturity                                              (Direct or           EFFECTED
 date, if applicable)                                            Indirect)
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

====================================================================================================

 This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

4. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. Please check this box if an addendum is attached listing additional accounts [_]


================================================================================
  BROKER, DEALER OR      BENEFICIAL OWNER OF     ACCOUNT NUMBER  DATE ACCOUNT
 BANK THROUGH WHOM             ACCOUNT                              OPENED
     EFFECTED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================


Signature: __________________________________
           Access Person

     Name: __________________________________

     Date: __________________________________
          (First date of access person status)

                                                                       Exhibit B
                            Pell Rudman & Co., Inc.
                         Rothschild/Pell Rudman, Inc.
                        Pell Rudman Trust Company, N.A.
                  Pell Rudman Trust Company (Atlantic), N.A.
                      Sovereign Financial Services, Inc.

                                CODE OF ETHICS
                          ANNUAL REPORT OF EMPLOYEES

1. I hereby acknowledge that I have read and understand the Code of Ethics for the above entities (the "Code") and recognize that I am subject thereto in the capacity of an employee of the Firm.

2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Portfolio or a Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or a Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by a Fund or a Portfolio.

5. As of December 31, 200__, I had a direct or indirect beneficial ownership in the securities listed below. You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds). Please check this box if an addendum is attached listing additional securities [_]

----------------------------------------------------------------------------------------------------------------
            SECURITY                                                      TYPE OF          BROKER, DEALER
   (include interest rate and       NO.      PRICE PER   PRINCIPAL        PURCHASE         OR BANK THROUGH
 maturity date, if applicable)   OF SHARES     SHARE       AMOUNT    (Direct or Indirect)   WHOM EFFECTED
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

 This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

6. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. Please check this box if an addendum is attached listing additional accounts [_]

================================================================================================================
    BROKER, DEALER OR              BENEFICIAL OWNER OF            ACCOUNT NUMBER            DATE ACCOUNT
    BANK THROUGH WHOM                   ACCOUNT                                               OPENED
        EFFECTED
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

================================================================================================================


Signature:    __________________________________
              Employee
     Name:    __________________________________

     Date:    __________________________________
              (No later than 30 days after year-end)

                                                                       Exhibit B
                            Pell Rudman & Co., Inc.
                         Rothschild/Pell Rudman, Inc.
                        Pell Rudman Trust Company, N.A.
                  Pell Rudman Trust Company (Atlantic), N.A.
                      Sovereign Financial Services, Inc.

                                ADDENDUM TO THE
                           ANNUAL REPORT OF EMPLOYEE

================================================================================================================
            SECURITY                                                  TYPE OF          BROKER, DEALER OR BANK
   (include interest rate and      NO.     PRICE PER  PRINCIPAL       PURCHASE             THROUGH WHOM
 maturity date, if applicable)  OF SHARES    SHARE     AMOUNT    (Direct or Indirect)        EFFECTED
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

================================================================================================================

 This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

================================================================================================================
    BROKER, DEALER OR              BENEFICIAL OWNER OF            ACCOUNT NUMBER            DATE ACCOUNT
    BANK THROUGH WHOM                   ACCOUNT                                               OPENED
        EFFECTED
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

================================================================================================================

                                                                      EXHIBIT C
                            Pell Rudman & Co., Inc.
                         Rothschild/Pell Rudman, Inc.
                        Pell Rudman Trust Company, N.A.
                  Pell Rudman Trust Company (Atlantic), N.A.
                      Sovereign Financial Services, Inc.

                                CODE OF ETHICS
    SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________

1. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics. (if none were transacted, write "none"). You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds). Please check this box if an addendum is attached listing additional securities [_]

--------------------------------------------------------------------------------------------------------------------
            SECURITY                                                           NATURE OF             BROKER, DEALER
   (include interest rate and   DATE OF    NO.      PRICE PER   PRINCIPAL     TRANSACTION            OR BANK THROUGH
 maturity date, if applicable)   TRADE  OF SHARES     SHARE       AMOUNT   (Purchase, sale, other)    WHOM EFFECTED
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

 This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


2. During the quarter referred to above, I established on the dates indicated the following accounts in which securities were held during the quarter for my direct or indirect benefit (if none were opened, write "none"). Please check this box if an addendum is attached listing additional accounts [_]

================================================================================================================
    BROKER, DEALER OR              BENEFICIAL OWNER OF            ACCOUNT NUMBER            DATE ACCOUNT
    BANK THROUGH WHOM                   ACCOUNT                                               OPENED
        EFFECTED
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

================================================================================================================

3. Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, a Fund or a Portfolio, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Firm, a Fund or a Portfolio.

Signature:   _____________________________________
             Employee
     Name:   _____________________________________

     Date:   _____________________________________
             (no later than 10 days after calendar quarter)

                                                                       EXHIBIT C
                            Pell Rudman & Co., Inc.
                         Rothschild/Pell Rudman, Inc.
                        Pell Rudman Trust Company, N.A.
                  Pell Rudman Trust Company (Atlantic), N.A.
                      Sovereign Financial Services, Inc.

                                CODE OF ETHICS
                                ADDENDUM TO THE
    SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________

----------------------------------------------------------------------------------------------------------------
          SECURITY                                                             NATURE OF        BROKER, DEALER
   (include interest rate      DATE OF       NO.        PRICE    PRINCIPAL    TRANSACTION      OR BANK THROUGH
    and maturity date, if       TRADE     OF SHARES      PER      AMOUNT    (Purchase, Sale,    WHOM EFFECTED
         applicable)                                    SHARE                    Other)
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

 This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

================================================================================================================
    BROKER, DEALER OR              BENEFICIAL OWNER OF            ACCOUNT NUMBER            DATE ACCOUNT
    BANK THROUGH WHOM                   ACCOUNT                                                OPENED
        EFFECTED
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

================================================================================================================

Signature:   ________________________________________
             Employee
     Name:   ________________________________________

     Date:   ________________________________________
             (no later than 10 days after calendar quarter)

                                                                      EXHIBIT D
                            Pell Rudman & Co., Inc.
                         Rothschild/Pell Rudman, Inc.
                        Pell Rudman Trust Company, N.A.
                  Pell Rudman Trust Company (Atlantic), N.A.
                      Sovereign Financial Services, Inc.

                                CODE OF ETHICS

  SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING OF INVESTMENT
       PERSONNEL FOR THE SIXTY-DAY PERIOD FROM _____________________ TO
                            _____________________:

During the sixty (60) calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership. You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds).

===============================================================================================================
   SECURITY      PROPOSED DATE     NO. OF     PRICE PER     PRINCIPAL      NATURE OF        BROKER/DEALER
                       OF          SHARES       SHARE        AMOUNT       TRANSACTION      OR BANK THROUGH
                     TRADE                  (or proposed                (Purchase, Sale,    WHOM EFFECTED
                                               price)                        Other)
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================

 This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

I hereby certify that:

(a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Portfolio or Fund of the Firm, such as frontrunning transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by a Portfolio and/or Fund;

(b) such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by a Portfolio and/or Fund, or (ii) being purchased or sold by a Portfolio and/or Fund; and

(c)  such transactions are in compliance with the Code of Ethics of the Firm.

Date:  ________________        Signature:   _________________________________
                                            Employee

                                    Name:   _________________________________


In accordance with the provisions of Section B(2)(c) of the Code of Ethics of the Firm, the transaction proposed to be effected as set forth in this report
is:       Authorized: [ ]     Unauthorized: [ ]

Date:  ________________        Signature:   _________________________________
                                            Compliance Officer

                                    Name:   _________________________________

                                                                      EXHIBIT E
                            Pell Rudman & Co., Inc.
                         Rothschild/Pell Rudman, Inc.
                        Pell Rudman Trust Company, N.A.
                  Pell Rudman Trust Company (Atlantic), N.A.
                      Sovereign Financial Services, Inc.

                                CODE OF ETHICS
              Personal Securities Transactions Pre-clearance Form
                      (see Section D(1), Code of Ethics)

I hereby request pre-clearance of the securities listed below. You do not need to preclear transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds), or transactions listed in Section D of the Code of Ethics.

===========================================================================================================================
                                                                                           BROKER/         AUTHORIZED
         SECURITY           NO. OF       PRICE PER     PRINCIPAL      NATURE OF            DEALER         BY COMPLIANCE
  (include interest rate    SHARES         SHARE        AMOUNT       TRANSACTION       OR BANK THROUGH      OFFICER
   and maturity date, if               (or proposed                (Purchase, Sale,     WHOM EFFECTED
        applicable)                       price)                        Other)
                                                                                                           YES     NO
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================

 This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Is any proposed transaction described above within sixty (60) days of a prior transaction in the same or equivalent security?
Yes:  [ ]   No:  [ ]

If yes, the employee must submit a Securities Transactions Report Relating to Short Term Trading (Exhibit D) for preapproval.

Is any proposed transaction described above considered an Initial Public Offering (IPO) or Private Placement?
Yes:  [ ]   No:  [ ]

If yes, the Compliance Officer should prepare a memorandum describing the reasons for preapproving the transaction pursuant to Section B(d)(ii) of the Code.

Signature:   ________________________    Signature:  _________________________
             Employee                                Compliance Officer

     Name:   ________________________         Name:  _________________________

     Date:   ________________________*        Date:  _________________________

* This preclearance will expire at the close of business on the second (2/nd/) trading day after preclearance was approved. The Employee is required to obtain additional preclearance if the trade is not completed before the authority expire